SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) March 18, 2002


                            Diamond Equities, Inc.
               (Exact Name of Registrant as Specified in Charter)


           Nevada                       0-24138                  88-0232816
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)


216 S. Alma School Road, Suite 10, Mesa, Arizona                    85210
   (Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (602) 462-5900


             2010 E. University Drive, Suite 3, Tempe, Arizona 85281 (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     The Board of Directors of the Company have decided to cease to file periodic (quarterly or annual) reports under the Securities Exchange Act of 1934, and it believes that by so doing that it may no longer be listed on the NASD Bulletin Board. Due to the decrease in operations of the company and the lack of funds, the Company has become delinquent in its filings with the SEC. The Board of Directors are currently looking at various options to remedy the deterioration of operating revenues, due to a variety of negative market conditions. These options include but are not limited to the sale of some or all of Precision Plastics, or a spin off and reorganization of Diamond Equities. No decision to file under the Bankruptcy Act has been made.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DIAMOND EQUITIES, INC.


Date:  March 18, 2002                      By:  /s/ David D. Westfere
                                                -------------------------------
                                                David D. Westfere, President